SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2006 (November 8, 2006)

GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027

(Address of principal executive offices)

615-221-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 8, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Goldleaf Financial Solutions, Inc. (“Goldleaf” or the “Company”) granted to G. Lynn Boggs, the Company’s Chief Executive Officer, an option to purchase 75,000 shares of Company common stock with an exercise price $5.49 per share.  The Committee also granted a cash bonus of $32,000 to Henry M. Baroco, the Company’s President and Chief Operating Officer, and a cash bonus of $30,000 to J. Scott Craighead, the Company’s Chief Financial Officer.  The option grant and bonuses were issued in recognition of the personal contributions made by these executives in connection with the Company’s secondary offering process.

Item 8.01.  Other Events.

On November 9, 2006, Goldleaf issued a press release announcing that it has been named to the FinTech 100.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 13, 2006, Goldleaf issued a press release describing the Company’s results of operations for the three and nine months ended September 30, 2006.  The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Number	Exhibit

	99.1	Press Release dated November 9, 2006.

	99.2	Press Release dated November 13, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.

By:	/s/ Michael Berman

Name:	Michael Berman
Title:	General Counsel and Secretary

Date:  November 13, 2006